FLIR Systems Announces Second Quarter 2012 Financial Results

PORTLAND, OR -- (Marketwire - July 26, 2012) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the second quarter ended June 30, 2012. Revenue was $338.3 million, down 14% compared to second quarter 2011 revenue of $391.6 million. Operating income in the second quarter was $60.7 million, compared to $41.8 million in the second quarter of 2011, and was negatively impacted by restructuring costs of approximately $6.8 million before tax. Second quarter 2012 net income was $41.1 million, or $0.27 per diluted share, compared with net income of $29.3 million, or $0.18 per diluted share in the second quarter a year ago. Excluding the net after tax impact of the restructuring costs referred to above, second quarter 2012 net income was $46.1 million, or $0.30 per diluted share. Cash provided by operations in the second quarter was $77.2 million. During the quarter, the Company repurchased 3 million shares of its common stock at an average price of $21.60 per share.

Revenue from the Company's Commercial Systems division decreased 12% from the second quarter of 2011, to $189.8 million. Within the Commercial Systems division, revenue from the Thermal Vision and Measurement segment was $142.6 million, a decrease of 13% from the second quarter results last year. The Raymarine segment contributed $47.2 million of revenue during the second quarter, down 6% from the prior year.

Revenue from the Company's Government Systems division decreased 16% from the second quarter of 2011, to $148.5 million. Within the Government Systems division, revenue from the Surveillance segment was $119.5 million, a decrease of 16% from the second quarter of 2011. Revenue from the Detection segment was $15.7 million, a decrease of 9% compared to the second quarter of 2011, and the Integrated Systems segment contributed $13.3 million of revenue during the second quarter, a decrease of 26% from the prior year.

The Company's backlog of firm orders for delivery within the next twelve months was approximately $498 million as of June 30, 2012, an increase of $41 million during the quarter. Backlog in the Government Systems division was $334 million, increasing $22 million during the quarter. Backlog in the Commercial Systems division was $164 million, up $19 million during the quarter.

"This second quarter proved difficult for our company," noted Earl Lewis, President and CEO of FLIR. "Macroeconomic conditions impacted many of our largest markets, but we continued to manage our business in response to these challenges. Both divisions had meaningful increases in backlog during the quarter, and we further streamlined our operations. While the first half of 2012 underperformed our expectations, we anticipate an improved second half and a return to earnings growth in the fourth quarter."

Revenue and Earnings Outlook for 2012
As announced previously, based on financial results for the first half of 2012 and the outlook for the remainder of the year, FLIR has modified its outlook for revenue and earnings per share for the full year 2012. Management currently expects revenue for 2012 to be in the range of $1.4 billion to $1.5 billion and net earnings to be in the range of $1.40 to $1.50 per diluted share. This compares to the prior outlook of $1.55 billion to $1.65 billion in revenue and $1.60 to $1.70 in earnings per diluted share for the full year 2012.

Dividend Declaration
FLIR's Board of Directors has declared a quarterly cash dividend of $0.07 per share on FLIR common stock, payable September 7, 2012, to shareholders of record as of close of business on August 20, 2012.

Conference Call
FLIR has scheduled a conference call at 8:00 a.m. ET (5:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call may be accessed online from the Upcoming Events link at the Investor Relations page of www.FLIR.com. A replay will be available after 11:00 a.m. ET (8:00 a.m. PT) at this same Internet address. For a telephone replay, dial (877) 660-6853 after 11:00 a.m. ET and reference Account #407 and Conference ID #397563. Summary second quarter and historical financial data, including segment details, may be accessed online from the Summary Financial Data section of www.FLIR.com/investor.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. The Company's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. Visit the Company's web site at www.FLIR.com.

Forward-Looking Statements
The statements in this release by Earl Lewis and the statements in the section captioned "Revenue and Earnings Outlook for 2012" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the Company's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of the Company to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                            Three Months Ended         Six Months Ended
                                 June 30,                  June 30,
                         ------------------------  ------------------------
                             2012       2011(1)        2012       2011(1)
                         -----------  -----------  -----------  -----------

Revenue                  $   338,291  $   391,555  $   686,743  $   767,524
Cost of goods sold           168,262      186,144      333,988      365,601
                         -----------  -----------  -----------  -----------
    Gross profit             170,029      205,411      352,755      401,923

Operating expenses:
  Research and
   development                37,510       39,481       74,080       77,070
  Selling, general and
   administrative             71,798      124,127      149,658      206,735
                         -----------  -----------  -----------  -----------
    Total operating
     expenses                109,308      163,608      223,738      283,805

    Earnings from
     operations               60,721       41,803      129,017      118,118

Interest expense               2,768          435        5,834          786
Interest income                 (377)         (86)        (805)        (350)
Other expense (income),
 net                             240       (2,124)        (984)      (1,272)
                         -----------  -----------  -----------  -----------

    Earnings from
     continuing
     operations before
     income taxes             58,090       43,578      124,972      118,954

Income tax provision          15,685       13,755       33,742       37,528
                         -----------  -----------  -----------  -----------

    Earnings from
     continuing
     operations               42,405       29,823       91,230       81,426

Loss from discontinued
 operations, net of tax       (1,312)        (514)      (1,998)        (802)
                         -----------  -----------  -----------  -----------

    Net earnings         $    41,093  $    29,309  $    89,232  $    80,624
                         ===========  ===========  ===========  ===========

Basic earnings per
 share:
   Earnings from
   continuing operations $      0.28  $      0.19  $      0.59  $      0.51
   Discontinued
   operations                  (0.01)       (0.00)       (0.01)       (0.01)
                         -----------  -----------  -----------  -----------
     Basic earnings per
     share               $      0.27  $      0.18  $      0.58  $      0.51
                         ===========  ===========  ===========  ===========

Diluted earnings per
 share:
  Earnings from
   continuing operations $      0.27  $      0.18  $      0.58  $      0.50
  Discontinued
   operations                  (0.01)       (0.00)       (0.01)       (0.00)
                         -----------  -----------  -----------  -----------
    Diluted earnings per
     share               $      0.27  $      0.18  $      0.57  $      0.50
                         ===========  ===========  ===========  ===========

Weighted average shares
 outstanding:
  Basic                      153,172      159,796      153,829      159,599
                         ===========  ===========  ===========  ===========
  Diluted                    155,033      162,550      155,983      162,427
                         ===========  ===========  ===========  ===========

 (1) Amounts have been adjusted for the reclassification of certain discontinued operations to continued operations.

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                    June 30,    December 31,
                                                      2012          2011
                                                  ------------  ------------
                      ASSETS

Current assets:
  Cash and cash equivalents                       $    429,771  $    440,846
  Accounts receivable, net                             268,550       325,370
  Inventories                                          350,791       336,051
  Prepaid expenses and other current assets            124,794       104,285
  Deferred income taxes, net                            27,023        27,443
                                                  ------------  ------------
    Total current assets                             1,200,929     1,233,995

Property and equipment, net                            193,594       186,269
Deferred income taxes, net                              31,857        31,644
Goodwill                                               497,728       498,343
Intangible assets, net                                 152,274       164,440
Other assets                                            38,424        32,338
                                                  ------------  ------------
                                                  $  2,114,806  $  2,147,029
                                                  ============  ============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $     79,611  $     84,190
  Deferred revenue                                      23,446        24,046
  Accrued payroll and related liabilities               44,794        49,475
  Accrued product warranties                            13,232        13,370
  Advance payments from customers                       10,425        13,219
  Accrued expenses                                      32,862        41,183
  Other current liabilities                              4,057         3,886
  Accrued income taxes                                       -         2,161
                                                  ------------  ------------
    Total current liabilities                          208,427       231,530

Long-term debt                                         248,090       247,861
Deferred income taxes                                   17,294        17,237
Accrued income taxes                                    18,138        17,537
Pension and other long-term liabilities                 58,082        53,835

Commitments and contingencies

Shareholders' equity                                 1,564,775     1,579,029
                                                  ------------  ------------
                                                  $  2,114,806  $  2,147,029
                                                  ============  ============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                            Three Months Ended         Six Months Ended
                                 June 30,                  June 30,
                         ------------------------  ------------------------
                             2012         2011         2012         2011
                         -----------  -----------  -----------  -----------

Cash flows from
 operating activities:
  Net earnings           $    41,093  $    29,309  $    89,232  $    80,624
  Income items not
   affecting cash:
    Depreciation and
     amortization             14,809       23,738       30,016       43,631
    Deferred income
     taxes                        86       (1,259)          95       (1,324)
    Stock-based
     compensation
     arrangements              7,865        7,588       13,400       13,876
  Other non-cash items         4,056       (3,793)      (1,350)        (629)
  Changes in operating
   assets and
   liabilities, net of
   acquisitions                9,328      (36,178)      (5,162)     (54,387)
                         -----------  -----------  -----------  -----------
Cash provided by
 operating activities         77,237       19,405      126,231       81,791
                         -----------  -----------  -----------  -----------

Cash flows from
 investing activities:
  Additions to property
   and equipment, net        (13,494)     (14,464)     (26,429)     (18,730)
  Business acquisitions,
   net of cash acquired            -       (2,351)           -       (2,351)
  Other investments           (3,000)           -       (3,000)           -
                         -----------  -----------  -----------  -----------
Cash used by investing
 activities                  (16,494)     (16,815)     (29,429)     (21,081)
                         -----------  -----------  -----------  -----------

Cash flows from
 financing activities:
  Repurchase of common
   stock                     (64,812)     (17,026)     (90,201)     (23,801)
  Dividends paid             (10,700)      (9,598)     (21,485)     (19,168)
  Proceeds from shares
   issued pursuant to
   stock-based
   compensation plans          4,780        7,248        5,656       14,281
  Excess tax benefit of
   stock options
   exercised                     214          734          552        2,326
  Other financing
   activities                    (98)          (3)        (140)         (27)
                         -----------  -----------  -----------  -----------
Cash used by financing
 activities                  (70,616)     (18,645)    (105,618)     (26,389)
                         -----------  -----------  -----------  -----------

Effect of exchange rate
 changes on cash              (8,522)       1,448       (2,259)       8,164
                         -----------  -----------  -----------  -----------

Net (decrease) increase
 in cash and cash
 equivalents                 (18,395)     (14,607)     (11,075)      42,485
Cash and cash
 equivalents, beginning
 of period                   448,166      250,229      440,846      193,137
                         -----------  -----------  -----------  -----------
Cash and cash
 equivalents, end of
 period                  $   429,771  $   235,622  $   429,771  $   235,622
                         ===========  ===========  ===========  ===========

Company Contact:
Shane Harrison
+1 503.498.3547
www.flir.com